Exhibit 10.9

EXECUTION VERSION

Amendment Agreement to a Working Capital Borrowing Base Facility Agreement dated 27 July 2022 Dated7 13 Decmber December

2022

Seadragon Tankers Inc. (as Borrower) Heidmar UK Trading Limited (as the other Security Party) Macquarie Bank Limited, London Branch (as Lender)

Stephenson Harwood LLP Finsbur-y Circus, London EC2M 7SH T: +44 20 7329 4422 1 F: +44 20 7329 7100 DX: 64 Chancery Lane www.shlegal.com	STEPHENSON k-IARWOOD

Contents

		Page
1	Interpretation	1

2	Representations	1

3	Amendments to the Loan Agreement	2

4	Confirmations and Undertakings	3

5	Notices, English language, Partial invalidity, Counterparts, Governing Law, Jurisdiction of English courts and Service of process	3

Schedule 1 Form of Compliance Certificate		7

Schedule 2 Borrowing Base Terms		8

Amendment Agreement

Dated Between:	13 December 2022

(1)

Seadragon Tankers Inc., a corporation incorporated under the laws of the Republic of the Marshall Islands with its registered address at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 (the “Borrower”);

(2)

Heidmar UK Trading Limited, a company incorporated under the laws of England and Wales, with its registered office at 5 Market Yard Mews, 194-204 Bermondsey Street, London, United Kingdom, SE1 3TQ; and

(3)

Macquarie Bank Limited, London Branch, a company with limited liability with Australian Business Number 46 008 583 542, established under the laws of Australia acting through its office at Ropemaker Place, 28 Ropemaker Street, London EC2Y 9HD (the “Lender”).

Supplemental to a working capital borrowing base facility dated 27 July 2022 (as amended and supplemented from time to time, the “Loan Agreement”) made between the Borrower and the Lender.

Whereas the Borrower has requested the Lender to amend the Loan Agreement as detailed in this Amendment Agreement.

It is agreed that:

1	Interpretation

1.1	In this Amendment Agreement:

“Effective Date” means the date of this Amendment Agreement.

“Security Parties” means all parties to this Amendment Agreement other than the Lender and “Security Party” means any one of them.

1.2

All words and expressions defined in the Loan Agreement shall have the same meaning when used in this Amendment Agreement unless the context otherwise requires, and clause 1.2 of the Loan Agreement shall apply to the interpretation of this Amendment Agreement as if it is set out in full.

1.3	The Lender and the Borrower hereby designate this Amendment Agreement as a Finance Document.

2	Representations

2.1

Each of the representations contained in clause 19 of the Loan Agreement shall be deemed repeated by the Borrower at the date of this Amendment Agreement, by reference to the facts and circumstances then pertaining, as if references to the Finance Documents include this Amendment Agreement.

2.2

Any representation made by a Security Party in any of the Security Documents to which it is a party shall be deemed repeated by that Security Party at the date of this Amendment Agreement, by reference to the facts and circumstances then pertaining.

3	Amendments to the Loan Agreement

3.1	With effect from the Effective Date the Loan Agreement shall be read and construed as if:

3.1.1	references to “this Agreement” are references to the Loan Agreement as amended by this Amendment Agreement;

3.1.2	references to the Finance Documents include this Amendment Agreement;

3.1.3

the definitions of “Administration Fee”, “Administration Fee Period”, “First Administration Fee Period”, “First Administration Fee Period Cap” and “Subsequent Administration Fee Period Cap” shall be deleted and replaced as follows:

“Administration Fee” has the meaning given to that term in Schedule 7 (the Borrowing Base Terms); “;

“Administration Fee Period” has the meaning given to that term in Schedule 7 (the Borrowing Base Terms);”;

“First Administration Fee Period” has the meaning given to that term in Schedule 7 (the Borrowing Base Terms);”;

“First Administration Fee Period Cap” has the meaning given to that term in Schedule 7 (the Borrowing Base Terms); “; and

“Subsequent Administration Fee Period” has the meaning given to that term in Schedule 7 (the Borrowing Base Terms); “;

3.1.4	Clause 7.2.7 (Borrower’s right to revert to Facility Limit) shall be deleted and replaced as follows:

“Borrower’s right to revert to Facility Limit At any time after the Facility has been increased in accordance with this Clause 7, the Borrower may notify the Lender in writing that it wishes to reduce the Facility to US$35,000,000 or such higher amount that may be agreed between the Borrower and the Lender.”;

3.1.5	Schedule 5 (Form of Compliance Certificate) of the Loan Agreement shall be deemed to have been replaced with Schedule 1 (Form of Compliance Certificate) to this Amendment Agreement; and

3.1.6	Schedule 7 (Borrowing Base Terms) of the Loan Agreement shall be deemed to have been replaced with Schedule 2 (Borrowing Base Terms) to this Amendment Agreement.

3.2	All other terms and conditions of the Loan Agreement shall remain unaltered and in full force and effect.

4	Confirmations and Undertakings

4.1

Each of the Security Parties confirms that all of its respective obligations under or pursuant to each of the Security Documents to which it is a party remain in full force and effect, despite the amendments to the Loan Agreement made in this Amendment Agreement, as if all references in any of the Security Documents to the Loan Agreement are references to the Loan Agreement as amended in this Amendment Agreement.

4.2

The definition of any term defined in any of the Security Documents shall, to the extent necessary, be modified to reflect the amendments to the Loan Agreement made in or pursuant to this Amendment Agreement.

4,3	Notwithstanding the amendments to the Loan Agreement made in or pursuant to this Amendment Agreement, any fee paid to the Lender pursuant to the Loan Agreement shall be retained by the Lender.

5	Notices, English language, Partial invalidity, Counterparts, Governing Law, Jurisdiction of English courts and Service of process

The provisions of clauses 28, 29, 31, 33, 34, 35 and 36 of the Loan Agreement shall apply to this Amendment Agreement as if they are set out in full and as if (a) references to each Party are references to each party to this Amendment Agreement, (b) references to the Finance Documents include this Amendment Agreement and (c) references to the Borrower are references to each Security Party.

In witness of which the parties to this Amendment Agreement have executed this Amendment Agreement as a deed the day and year first before written.

Executed as a deed by

Seadragon Tankers Inc.

Name: acting by its authorised signatory who, in accordance with the laws of the Republic of the Marshall Islands, is acting under its authority in the presence of: signature of witness name print name of witness address

Executed as a deed Director by Heidmar UK Trading Limited signature acting by a director in the presence of: signature of witness name - print name of witness - address

In witness of which the parties to this Amendment Agreement have executed this Amendment Agreement as a deed the day and year first before written.

Executed as a deed by

Seadragon Tankers Inc.

Name;

acting by its authorised signatory

who, in accordance with the laws of the

Republic of the Marshall Islands, is acting

under its authority

in the presence of:

signature of witness

name

print name of witness

address

Executed as a deed by Heidmar UK Trading Limited		Director
signature

acting by a director OSAIN print name

in the presence of:

signature of witness

name OE2611( Le is ,i--/(a/ri print name of witness address / / 67 20S Vi_i•J 0/C /[0]2_ 09-c6 Swix 7-frfH Lo”- D 0

Executed as a deed by

Macquarie Bank Limited, London Branch

acting by its authorised signatories

who, in accordance with the law of Australia, are acting under its authority in the presence of:

Name: Malcolm Eddington

Division Director

(Macquarie POA Ref: #3105

Dated 16 March 2021

Signed in London)

Name:Frederick Foo

Associate Director

signature of witness

name	Emma Jones

print name of witness

address 28 Ropemaker Street

London EC2Y 9HD

Schedule 1 Form of Compliance Certificate

To:   Macquarie Bank Limited, London Branch From: Seadragon Tankers Inc.

Dated:

Dear Sirs

We refer to the working capital borrowing base facility agreement dated [•1 2022 (the “Facility Agreement”) between Seadragon Tankers Inc. (the “Borrower”) and Macquarie Bank Limited, London Branch (the “Bank”).

Words and phrases defined in the Facility Agreement shall have the same meaning when used herein.

We refer to clause 20.1.2 of the Facility Agreement. This is a Compliance Certificate. We confirm that:

1

pursuant to clause 21.20, in respect of the period ending j•] (being the most recent quarterly management accounts) the aggregate paid-in capital contribution and retained distributions of the Pool Participants in the Pool, is no less than:

1.1	US$1,500,000 per Vessel; and

1.2	US$12,000,000 in aggregate.

2	the number of Eligible Vessels in the Pool is [•] which is not less than the Minimum Number of Eligible Vessels; and

3	the representations made by the Borrower under clause 19 (Representations and warranties) of the Facility Agreement are true.

Yours faithfully

Seadragon Tankers Inc. Name:

Schedule 2 Borrowing Base Terms Administration Fee: A fee in an amount equal to:

(a)

for each Administration Fee Period commencing on or prior to the first anniversary of the date of the first Utilisation, 2% per annum of the average amount of the Loans outstanding for the relevant Administration Fee Period provided that:

(i) in respect of the First Administration Fee Period, the relevant Administration Fee shall not exceed the First Administration Fee Period Cap; and (ii) in respect of any Subsequent Administration Fee Period, the relevant Administration Fee for that Subsequent Administration Fee Period shall not exceed $19,102; and

(b)

where the Termination Date has been extended in accordance with Clause 8.1.1 beyond the first anniversary of the date of the first Utilisation, for each Administration Fee Period commencing after the first anniversary of the date of the first Utilisation, 0.8% per annum of the average amount of the Loans outstanding for the relevant Administration Fee Period provided that the relevant Administration Fee for that Administration Fee Period shall not exceed $7,750.

Administration Fee Period:	The First Administration Fee Period and any Subsequent Administration Fee Period.

Borrowing Base Amount:

Combined Facilily Limit: Demurrage Limit:

From time to time, the aggregate of:

(a) 90% of the Eligible Receivables - Freight;

(b) 80% of the Eligible Receivables - Demurrage; and

(c) 70% (the “FT Applied Percentage”) of Freight in Transit, provided that if more than 2/3 of the Eligible Vessels chartered into the Pool are directly or indirectly owned by the Group or any Affiliate of the Group (including, without limitation, Capital Ship Management Corporation), then the advance rate for Freight in Transit for any such period shall be 60%, as certified by the Borrower in its most recently provided Borrowing Base Certificate.

US$66,000,000

US$1,500,000